EXHIBIT 99.1

STRATA Skin Sciences Reports Third Quarter 2016 Financial Results
Company is cash flow positive for the third quarter
Conference call and webcast, today at 4:30 pm Eastern Time

Horsham, PA, November 10, 2016 — (NASDAQ: SSKN) STRATA Skin Sciences, Inc. ("STRATA") a medical technology company dedicated to developing and commercializing innovative products for the treatment and diagnosis of serious dermatological disorders, today reported financial results for the quarter ended September 30, 2016.

Third Quarter and Recent Corporate Highlights
•	Third quarter revenues were $7.7 million
•	Recurring XTRAC revenues were $6.2 million, down 11.8% year-over-year and up 1.8% sequentially
•	Installed base of XTRAC systems in the U.S. expanded to 760 systems placed, up 8.9% from 698 at the end of the third quarter 2015
•	Company generated positive operating cash flow for the third quarter and expects to be cash flow positive in the fourth quarter 2016
•	Podium presentation of new XTRAC data at Fall Clinical Dermatology Conference
•	On October 31, appointed Frank McCaney as President and CEO

"The STRATA business has been in its current form for about a year. We now have a good sense of what has been working well with the XTRAC business, where the challenges lie, and what actions we need to take to address them," stated Frank McCaney, President and Chief Executive Officer. "I believe that gives us the opportunity to focus on growing the core business through technology enhancements, improved treatment protocols for patients and new marketing initiatives. Importantly, we believe that dermatology office practices are undergoing significant changes, and we plan to take an approach that helps dermatologists and their practices be more efficient, more successful and to better manage the business aspects of their offices."

"Going forward, one of the priorities of our strategic plan for STRATA will be to expand our product offerings," continued Mr. McCaney. "The Company already has significant resources in a dedicated dermatology sales organization, a Field Service force, and Field Clinical Specialists as well as a Call Center for Patient Recruitment and a Reimbursement Hotline. I will be working with our senior management to evaluate these resources and to determine if any further improvements need to be made. Together, I believe our current capabilties are important assets in the dermatology space that can and should be leveraged.  Overall, I believe we have the talent, innovation and the infrastructure to enhance our value proposition to our customers and ultimately the value to our shareholders."

Reported Financial Results

Revenues for the third quarter of 2016 were $7.7 million compared with revenues for the third quarter of 2015 of $8.3 million, a decrease of 6.7%.

Net loss for the third quarter of 2016 was $1.5 million or ($0.14) per diluted share, which included other income of $0.1 million for the change in fair value of warrant liability, $1.2 million in interest expense, $1.5 million in depreciation and amortization expenses and $0.1 million for income tax expense. This compares with a net loss for the third quarter of 2015 of $12.2 million or ($1.29) per diluted share, which included a deemed dividend of $3.0 million, other expense of $1.3 million for the change in fair value of warrant liability, $5.6 million in interest expense and $1.7 million in depreciation and amortization expenses.

Revenues for the nine months of 2016 were $23.1 million compared with revenues for the nine months of 2015 of $9.0 million. Reported revenues for the nine months ended September 30, 2016 are not comparable to the prior year period since the Company acquired certain assets of PhotoMedex as of June 22, 2015.

Net loss for the nine months of 2016 was $2.4 million or ($0.71) per diluted share, which included other income of $5.3 million for the change in fair value of warrant liability, $3.6 million in interest expense, $4.8 million in depreciation and amortization expenses and $0.2 million for income tax expense. This compares with a net loss for the nine months of 2015 of $27.3 million or ($3.42) per diluted share, which included a deemed dividend of $3.0 million, other expense of $0.7 million for the change in fair value of warrant liability, $4.8 million in inventory obsolescence charges; $8.7 million in interest expense, $0.5 million in acquisition costs and $2.3 million in depreciation and amortization expenses.

As of September 30, 2016 the Company had cash, cash equivalents and short-term investments of $3.0 million, compared with $3.3 million as of December 31, 2015.

In order to provide information that is helpful to investors relating to the historical and current growth of the XTRAC recurring revenues, the Company is providing the following table, including information obtained from the predecessor company's disclosures of previous period results.

Q3 2016 Supplemental Proforma Financial Information
As of September 30, 2016, Q3 Earnings Report
(unaudited)
(in thousands)

	2015
	Qtr. 1		Qtr. 2		Qtr. 3	Qtr. 4	YTD
XTRAC Recurring Revenue	$5,376	*	$6,678	**	$7,032	$7,479	$26,565	***

	2016
	Qtr. 1	Qtr. 2	Qtr. 3	Qtr. 4	YTD
XTRAC Recurring Revenue	$5,528	$6,093	$6,205		$17,826

                                                                                                    *As reported by PhotoMedex, Inc.
                                                                                                    **$104 reported by the Company; balance reported by PhotoMedex, Inc.
                                                                                                    ***$14,615 reported by the Company; balance reported by PhotoMedex, Inc.

Non-GAAP Measures
To supplement the Company's consolidated financial statements, prepared in accordance with GAAP, the Company provides certain non-GAAP measures of financial performance. These non-GAAP measures include non-GAAP adjusted EBITDA.

The Company's reference to these non-GAAP measures should be considered in addition to results prepared under current accounting standards, but are not a substitute for, nor superior to, GAAP results. These non-GAAP measures are provided to enhance investors' overall understanding of our current financial performance and to provide further information for comparative purposes.

Specifically, the Company believes the non-GAAP measures provide useful information to both management and investors by isolating certain expenses, gains and losses that may not be indicative of the Company's core operating results and business outlook. In addition, the Company believes non-GAAP measures enhance the comparability of results against prior periods. Reconciliation to the most directly comparable GAAP measure of all non-GAAP measures included in this press release is as follows:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2016	2015	2016	2015
	(in thousands) (Unaudited)		(in thousands) (Unaudited)
Net loss as reported	$(1,509)	$(9,234)	$(2,448)	$(24,354)
Adjustments:
Depreciation and amortization expense *	1,521	1,710	4,844	2,348
Interest expense, net	537	506	1,604	794
Non-cash interest expense	638	5,071	1,967	7,944
Income taxes	64	-	191	-

EBITDA	1,251	(1,947)	6,158	(13,268)

Stock-based compensation expense	116	1,007	401	1,483
Change in fair value of warrants	(132)	1,329	(5,316)	679
Acquisition costs	-	-	-	456
Impairment of property and equipment	-	-	-	920
Inventory valuation reserves	-	-	-	4,818

Non-GAAP adjusted EBITDA	$1,235	$389	$1,243	$(4,912)

* Includes depreciation on lasers placed-in-service of $1,040 and $1,169 for the three months ended September 30, 2016 and 2015, respectively, and $3,329 and $1,169 for the nine months ended September 30, 2016 and 2015, respectively.
STRATA previously announced the scheduling of a conference call with investors to review the results of the second quarter. Following is the pertinent information for accessing that call.

Conference Call Detail:
Date:	Thursday, November 10, 2016
Time:	4:30 pm Eastern Time
Toll Free:	888-503-8175
International:	719-457-2631
Passcode:	589-0827
Webcast:	www.strataskinsciences.com

Replays available through November 26, 2016:
Toll Free:	844-512-2921
International:	412-317-6671
Passcode:	589-0827
Webcast:	www.strataskinsciences.com

About STRATA Skin Sciences, Inc.
(www.strataskinsciences.com)
STRATA Skin Sciences is a medical technology company focused on the therapeutic and diagnostic dermatology market. Its products include the XTRAC® laser and VTRAC® excimer lamp systems utilized in the treatment of psoriasis, vitiligo and various other skin conditions, and the MelaFind® system used to assist in the identification and management of melanoma skin cancer.

Safe Harbor
This press release includes "forward-looking statements" within the meaning of the Securities Litigation Reform Act of 1995. These statements include but are not limited to the Company's plans, objectives, expectations and intentions and may contain words such as "will," "may," "seeks," and "expects," that suggest future events or trends. These statements, including the Company's ability to generate the anticipated revenue stream, the Company's ability to generate sufficient cash flow to fund the Company's ongoing operations beginning at any time in the future, the Company's ability to execute on on-going or new R&D or treatment protocol programs, the Company's ability expand its product offerings,  the public's reaction the Company's new advertisements and marketing campaign, and the Company's ability to build a leading franchise in medical dermatology, are based on the Company's current expectations and are inherently subject to significant uncertainties and changes in circumstances. Actual results may differ materially from the Company's expectations due too financial, economic, business, competitive, market, regulatory and political factors or conditions affecting the Company and the medical device industry in general, as well as more specific risks and uncertainties set forth in the Company's SEC reports on Forms 10-Q and 10-K. Given such uncertainties, any or all of these forward-looking statements may prove to be incorrect or unreliable. The Company assumes no duty to update its forward-looking statements and urges investors to carefully review its SEC disclosures available at www.sec.gov and www.strataskinsciences.com.

Investor Contacts:
Christina L. Allgeier, Chief Financial Officer	Bob Yedid, Managing Director
STRATA Skin Sciences, Inc.	LifeSci Advisors, LLC
215-619-3267	646-597-6989
callgeier@strataskin.com	bob@LifeSciAdvisors.com

STRATA SKIN SCIENCES, INC. AND SUBSIDIARY
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)

	September 30, 2016	December 31, 2015
	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$2,957	$3,303
Restricted cash	-	15
Accounts receivable, net	2,936	4,068
Inventories, net	3,229	4,128
Other current assets	266	465
Property and equipment, net	10,848	13,851
Goodwill and other intangible assets	22,668	24,155
Other non-current assets, net	46	94
Total assets	$42,950	$50,079

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Note payable	$-	$299
Current portion of long-term debt	857	-
Accounts payable and accrued current liabilities	3,437	6,607
Current portion of deferred revenues	327	173
Senior secured convertible debentures, net	11,398	9,839
Long-term debt, net	10,549	9,851
Warrant liability	185	7,042
Other long-term liabilities	320	181
Stockholders' equity	15,877	16,087
Total liabilities and stockholders' equity	$42,950	$50,079

STRATA SKIN SCIENCES, INC. AND SUBSIDIARY
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except share and per share amounts)
(Unaudited)

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2016	2015	2016	2015

Revenues	$7,767	$8,323	$23,126	$9,015

Cost of revenues	3,070	3042	9,631	10,226

Gross profit (loss)	4,697	5,281	13,495	(1,211)

Operating expenses:
Engineering and product development	382	560	1,541	1,289
Selling and marketing	2,840	3,913	10,073	5,641
General and administrative	1,880	3,131	5,882	6,819
	5,102	7,604	17,496	13,749

Operating loss before other income (expense), net	(405)	(2,323)	(4,001)	(14,960)

Other income (expense), net:
Interest expense, net	(1,175)	(5,577)	(3,571)	(8,738)
Change in fair value of warrant liability	132	(1,329)	5,316	(679)
Other (expense) income, net	3	(5)	(1)	23
	1,040	(6,911)	1,744	(9,394)

Net loss before income taxes	(1,445)	(9,234)	(2,257)	(24,354)

Income tax expense	(64)	-	(191)	-

Net loss	(1,509)	(9,234)	(2,448)	(24,354)

Deemed dividend related to warrant modification	-	(2,962)	-	(2,962)

Net loss attributable to common stockholders	$(1,509)	$(12,196)	$(2,448)	$(27,316)

Net loss per share:
Basic	$(0.14)	$(1.29)	$(0.23)	$(3.42)
Diluted	$(0.14)	$(1.29)	$(0.71)	$(3.42)

Shares used in computing net loss per share:
Basic	10,679,761	9,442,022	10,536,824	7,994,012
Diluted	10,679,761	9,442,022	10,947,713	7,994,012

STRATA SKIN SCIENCES, INC. AND SUBSIDIARY
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands, unaudited)

	For the Nine Months Ended September 30,
	2016	2015
Cash Flows From Operating Activities:
Net loss	$(2,448)	$(24,354)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	4,844	2,348
Stock-based compensation	401	1,483
Amortization of debt discount	1,821	7,571
Amortization of deferred financing costs	145	373
Change in fair value of warrant liability	(5,316)	679
Impairment of long-lived assets	-	920
Inventory write-offs	-	4,818
Other	395	20
Changes in operating assets and liabilities:
Current assets	2,142	(916)
Current liabilities	(3,068)	113
Net cash used in operating activities	(1,084)	(6,945)

Cash Flows From Investing Activities:
Lasers placed-in-service, net	(607)	(1,066)
Other	140	(117)
Acquisition costs, net of cash received	-	(42,500)
Net cash used in investing activities	(467)	(43,683)

Cash Flows From Financing Activities:
Proceeds from convertible debentures	-	32,500
Proceeds from senior notes	-	10,000
Proceeds from term debt	1,500	-
Other financing activities	(299)	(154)
Net cash provided by financing activities	1,201	42,346

Effect of exchange rate changes on cash	4	17

Net decrease in cash and cash equivalents	(346)	(8,265)
Cash and cash equivalents, beginning of period	3,303	11,434

Cash and cash equivalents, end of period	$2,957	$3,169

Supplemental information:
Cash paid for interest	$1,517	$402

Supplemental information of non-cash investing and financing activities:
Conversion of convertible preferred stock into common stock	$309	$5,283
Conversion of senior secured convertible debentures into common stock	$248	$4,593
Reclassification of property and equipment to inventory, net	$-	$107
Reclassification of warrants to (from) stockholders' equity	$1,541	$(5,399)
Establishment of a warrant liability with a deemed dividend	$-	$2,962
Recognition of debt discount and beneficial conversion feature on long-term debt	$-	$27,300
Recognition of warrants issued as debt discount	$47	$-